Exhibit 10.1

EXECUTION COPY

RESTATEMENT AGREEMENT

This RESTATEMENT AGREEMENT, dated as of February 7, 2017 (this “Agreement”), amends and restates that certain Second Amended and Restated Credit Agreement dated as of June 13, 2014 (as previously amended by that certain First Amendment and Incremental Facility Agreement dated as of September 15, 2014 and as further amended by that certain Second Amendment and Incremental Facility Agreement dated as of January 21, 2016 and as further amended, restated, supplemented or otherwise modified prior to the date hereof, the “Credit Agreement”), by and among Gray Television, Inc., a Georgia corporation (the “Borrower”), the lenders from time to time party thereto (the “Lenders”) and Wells Fargo Bank, National Association, as administrative agent for the Lenders (in such capacity, the “Administrative Agent”). Wells Fargo Securities, LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated, RBC Capital Markets1, and Deutsche Bank Securities Inc. acted as joint lead arrangers and joint bookrunners (such Persons in such capacities, the “Lead Arrangers”) with respect to this Agreement and the transactions contemplated hereby.

Statement of Purpose

The Borrower has requested (a) a reduction in the pricing of the outstanding Term Loans, (b) an extension of the maturity date of the Term Loans, (c) an increase in the Revolving Loan Commitments, (d) an extension of the Revolving Loan Maturity Date and (e) certain other amendments to the Credit Agreement as described in this Agreement.

Subject to the terms and conditions of this Agreement and in reliance upon the representations and warranties in this Agreement and the other Loan Documents, the Lenders party hereto (including, without limitation, any Lender that was not a “Lender” immediately prior to the Restatement Effective Date, each such Lender, a “New Lender”), agree to amend and restate the Credit Agreement as more particularly described herein. In connection with the repricing and extension of the maturity of the outstanding Term Loans, the parties hereto shall establish a new tranche of Term Loans (the “Term B-2 Loans”) as more particularly described in Annex A attached hereto.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

1.     Capitalized Terms. All capitalized undefined terms used in this Agreement (including, without limitation, in the introductory paragraph and the Statement of Purpose hereto) shall have the meanings assigned thereto in the Credit Agreement.

2.     Amendment and Restatement of Credit Agreement.

(a)     Subject to the terms and conditions set forth in this Agreement, effective as of the Restatement Effective Date (as defined below) the Credit Agreement is hereby amended and restated in the form attached as Annex A hereto.

(b)     Exhibits D, E-2, G-2, H, K-1, K-2, K-3 and K-4 to the Credit Agreement are, effective as of the Restatement Effective Date, hereby deleted and replaced in their respective entireties by the corresponding Exhibits attached as Annex B hereto.

(c)     Exhibit E-3 to the Credit Agreement is, effective as of the Restatement Effective Date, hereby deleted in its entirety.

1 Capital Markets is a brand name for the capital markets businesses of Royal Bank of Canada and its affiliates.

(d)     Attached hereto as Annex C is a schedule of the Lenders holding Initial Revolving Loan Commitments (as defined in Annex A) and the amount of each such Lender’s applicable Initial Revolving Loan Commitment as of the Restatement Effective Date.

3.     Release of Liens Upon Real Property.     Subject to the terms and conditions set forth in this Agreement, effective as of the Restatement Effective Date, the Liens on Real Property in favor of the Administrative Agent and the Lenders and the Security Documents securing such Liens are hereby released, and by its execution hereof, each of the Lenders hereby consents to such release.

4.     Conditions.

(a)     Upon the satisfaction or waiver of each of the following conditions, this Agreement shall be deemed to be effective (the date of such satisfaction, the “Restatement Effective Date”):

(i)     the Administrative Agent shall have received counterparts of this Agreement executed by the Administrative Agent and each of the Lenders that will hold Revolving Loan Commitments or Term B-2 Loans immediately after giving effect to this Agreement, the Borrower and each of the other Credit Parties;

(ii)     the Administrative Agent shall have received (A) a duly executed Term Loan Note in favor of each Lender requesting a note with respect to the Term B-2 Loans held by it after giving effect to this Agreement and the funding of the Term B-2 Loans and (B) a duly executed Revolving Loan Note in favor of each Lender requesting a note with respect to the Revolving Loan Commitment of such Lender after giving effect to this Agreement;

(iii)     no Default or Event of Default shall exist as of the Restatement Effective Date immediately prior to or after giving effect to this Agreement, the making of any extension of credit on the Restatement Effective Date pursuant to this Agreement or any of the other transactions contemplated hereby;

(iv)     the Borrower shall deliver or cause to be delivered one or more certificates, each in form and substance satisfactory to the Administrative Agent and executed by an Authorized Signatory of each applicable Credit Party (including, without limitation, an incumbency certification with respect to each Authorized Signatory to this Agreement), certifying that:

(A)     after giving effect to the making of any extension of credit on the Restatement Effective Date pursuant to this Agreement or any of the other transactions contemplated hereby, (1) the First Lien Leverage Ratio (as defined in Annex A) is less than or equal to 4.25 to 1.00 and (2) the Credit Parties will be solvent (as determined in accordance with Section 4.1(w) of the Credit Agreement);

(B)      attached thereto are:

(1)      true, correct and correct copies of (I) the resolutions of the Borrower and each Subsidiary Guarantor authorizing the execution, delivery and performance of this Agreement, the transactions contemplated hereby and the Loan Documents (as amended hereby), (II) any amendments to articles or certificates of formation or incorporation (or the equivalent) and the bylaws or operating agreements (or the equivalent) of the Borrower and each Subsidiary Guarantor not previously delivered to the Administrative Agent (and, which in the case of any amendments to the articles or certificates of formation or incorporation (or the equivalent) shall be certified by the Secretary of State (or similar state official) for the state of incorporation, organization or formation of such Credit Party as of a date that is no earlier than 30 days prior to the Restatement Effective Date (or such earlier date as the Administrative Agent may determine in its sole discretion)) and (III) a certificate of good standing for each Credit Party issued by the Secretary of State (or similar state official) for the state of incorporation, organization or formation of such Credit Party as of a date that is no earlier than 30 days prior to the Restatement Effective Date (or such earlier date as the Administrative Agent may determine in its sole discretion); and

(C)      (i) there does not exist any action, suit, proceeding or investigation pending, or, to the knowledge of the Borrower, threatened, to enjoin, restrain or prohibit or to obtain substantial damages in respect of, or which is related to, the consummation of the transactions contemplated by this Agreement and (ii) no event or condition has occurred that has had or could reasonably be expected to have a Materially Adverse Effect.

(v)     the Administrative Agent shall have received the following, in form and substance reasonably satisfactory to the Administrative Agent:

(A)     legal opinions of (1) Jones Day, corporate counsel to the Borrower and its Restricted Subsidiaries, (2) FCC counsel to the Borrower and its Subsidiaries and (3) such other legal opinions as may be reasonably requested by the Administrative Agent (which, in each case, shall be dated as of the Restatement Effective Date, addressed to the Lenders and the Administrative Agent and include customary reliance by successors and/or assigns of the Administrative Agent and each Lender);

(B)     Uniform Commercial Code Lien, judgment and other applicable searches with respect to each Credit Party, as requested by the Administrative Agent;

(C)     evidence that all Necessary Authorizations relating to the execution, delivery and performance of this Agreement, the Credit Agreement (as modified and supplemented hereby) and any other documents in connection therewith and the consummation of the transactions contemplated hereby have been obtained or made and are in full force and effect;

(D)     [Reserved.];

(E)     projected financial statements and calculations of the Borrower and its Restricted Subsidiaries covering the period from the Restatement Effective Date to the date that is the fifth (5th) anniversary of the Restatement Effective Date, in form and substance satisfactory to the Administrative Agent and the Lead Arrangers; and

(F)     all documentation and other information requested by the Administrative Agent, the Lead Arrangers or any Lender with respect to applicable “know your customer” and anti-money-laundering rules and regulations, including, without limitation, the Act;

(vi)     The Borrower shall have paid (A) to the Administrative Agent and Wells Fargo Securities, LLC for the account of themselves, the other Lead Arrangers and the Lenders, as applicable, all of the respective fees due to them on the Restatement Effective Date and any other accrued and unpaid fees or commissions due on the Restatement Effective Date, (B) all of the reasonable out-of-pocket fees and expenses of the Administrative Agent, the Lead Arrangers and their respective affiliates, including without limitation, all reasonable and invoiced fees, charges and disbursements of counsel (or directly to such counsel if requested by the Administrative Agent) to the extent accrued and unpaid prior to or on the Restatement Effective Date, plus such estimate of such fees, charges and disbursements as shall constitute its reasonable estimate of such fees, charges and disbursements incurred or to be incurred by it through the closing proceedings (provided that such estimate shall not thereafter preclude a final settling of accounts between the Borrower and the Administrative Agent) and (C) to any other Person such amount as may be due thereto on the Restatement Effective Date in connection with the transactions contemplated hereby, including all taxes, fees and other charges in connection with the execution, delivery, recording, filing and registration of any document in connection with this Agreement; and

(vii)     The Borrower shall have received a recent Debt Rating (as defined in Annex A) from S&P and Moody’s.

Without limiting the generality of the provisions of Section 9.3 of the Credit Agreement, for purposes of determining compliance with the conditions specified in this Section 4, each Lender that has signed this Agreement shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to a Lender unless the Administrative Agent shall have received notice from such Lender prior to the proposed Restatement Effective Date specifying its objection thereto.

5.     Limited Effect. Except as expressly provided herein, the Credit Agreement and the other Loan Documents shall remain unmodified and in full force and effect. This Agreement shall not be deemed (a) to be a waiver of, consent to, or a modification or amendment of any other term or condition of the Credit Agreement or any other Loan Document, (b) to prejudice any right or rights which the Administrative Agent or the Lenders may now have or may have in the future under or in connection with the Credit Agreement or the other Loan Documents or any of the instruments or agreements referred to therein, as the same may be amended, restated, supplemented or modified from time to time, (c) to be a commitment or any other undertaking or expression of any willingness to engage in any further discussion with the Borrower or any of its Subsidiaries or any other Person with respect to any other waiver, amendment, modification or any other change to the Credit Agreement or the Loan Documents or any rights or remedies arising in favor of the Lenders or the Administrative Agent, or any of them, under or with respect to any such documents or (d) to be a waiver of, or consent to, or a modification or amendment of, any other term or condition of any other agreement by and among the Credit Parties, on the one hand, and the Administrative Agent or any other Lender, on the other hand. References in the Credit Agreement to “this Agreement” (and indirect references such as “hereunder”, “hereby”, “herein”, “hereof” or other words of like import) and in any other Loan Document to the “Credit Agreement” shall be deemed to be references to the Credit Agreement as modified hereby.

6.     Representations and Warranties. By its execution hereof, each Credit Party hereby certifies, represents and warrants that:

(a)      (i) it has the corporate power and authority to execute, deliver and perform this Agreement, (ii) it has taken all necessary corporate action to authorize the execution, delivery and performance of this Agreement, (iii) this Agreement has been duly executed and delivered on behalf of such Credit Party and (iv) this Agreement constitutes a legal, valid and binding obligation of such Credit Party, enforceable against it in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law); and

(b)     each of the representations and warranties made by it (including, without limitation, all representations and warranties with respect to the Restricted Subsidiaries) in or pursuant to the Loan Documents are true and correct in all material respects (except to the extent that such representation and warranty is subject to a materiality or Materially Adverse Effect qualifier, in which case it shall be true and correct in all respects), in each case on and as of the Restatement Effective Date as if made on and as of the Restatement Effective Date (both before and after giving effect to the transactions contemplated hereby), except to the extent that such representations and warranties relate to an earlier date, in which case such representations and warranties are true and correct in all material respects (except to the extent that such representation and warranty is subject to a materiality or Materially Adverse Effect qualifier, in which case it shall be true and correct in all respects) as of such earlier date.

7.     Reaffirmation. By its execution hereof, the Borrower and each Subsidiary Guarantor hereby expressly (a) acknowledges that the covenants, representations and warranties and other obligations set forth in the Credit Agreement and the other Loan Documents to which it is a party remain in full force and effect; (b) affirms that each of the Liens and security interests granted in or pursuant to the Loan Documents are valid and subsisting and (c) agrees that this Agreement shall in no manner impair or otherwise adversely affect any of the Liens and security interests granted in or pursuant to the Loan Documents and that such Liens and security interests continue as security for the “Obligations” as defined in Annex A. Without limiting the generality of the foregoing and in furtherance thereof, the Borrower and each Subsidiary Guarantor hereby grants and pledges to the Administrative Agent, for the ratable benefit of itself and the other Secured Parties, a security interest in all of such Person’s right, title and interest in the Collateral (as such term is defined in the Collateral Agreement referred to in Annex A hereto), as collateral security for the prompt and complete payment and performance when due (whether at the stated maturity, by acceleration or otherwise) of the Obligations,

8.     Execution in Counterparts. This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument. Delivery of an executed counterpart of a signature page of this Agreement by facsimile or other electronic imaging means (e.g. “pdf” or “tif”) shall be effective as delivery of an original executed counterpart hereof.

9.     Governing Law. THIS AGREEMENT AND ANY CLAIM, CONTROVERSY, DISPUTE OR CAUSE OF ACTION (WHETHER IN CONTRACT OR TORT OR OTHERWISE) BASED UPON, ARISING OUT OF OR RELATING TO THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED HEREBY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

10.     Entire Agreement. This Agreement is the entire agreement, and supersedes any prior agreements and contemporaneous oral agreements, of the parties concerning its subject matter.

11.     Successors and Assigns. This Agreement shall be binding on and inure to the benefit of the parties and their heirs, beneficiaries, successors and permitted assigns.

12.     Nature of Agreement. This Agreement shall be a Loan Document.

13.     Agreement Regarding Assignments. Notwithstanding anything to the contrary contained in the Credit Agreement (including, without limitation, Section 11.5 thereof) or any other Loan Document, the Borrower hereby agrees that its consent shall not be required with respect to any assignment of any Term B-2 Loans during the primary syndication of the Term B-2 Commitments (as defined in Annex A) and the Term B-2 Loans (which shall include the period from the Restatement Effective Date to the ninetieth (90th) day following the Restatement Effective Date) to financial institutions that have been previously identified in the allocations for the Term B-2 Loans that were provided by Wells Fargo Securities, LLC to the Borrower.

14.     Exchange of Loans.

(a)     The Term Loans outstanding immediately prior to the effectiveness of this Agreement shall, upon the effectiveness of this Agreement and without any further action by any Person, be deemed assigned to the Administrative Agent in exchange for the proceeds of the Term B-2 Loans, and the Administrative Agent shall make such transfers of funds as are necessary in order that the outstanding balance of such Term B-2 Loans reflects such assignments.

(b)     In order to evidence the exchange contemplated above, the Administrative Agent has notified the Borrower that, upon the occurrence of the Restatement Effective Date (and the payment of all interest and other non-principal amounts then due and owing by the Borrower to each existing Lender of a Term Loan in respect of such existing Lender’s existing Term Loans on the Restatement Effective Date), it will mark the Register to reflect the assignment contemplated herein. None of the Administrative Agent, any Lead Arranger, any other agent, or any of their respective affiliates (each of the foregoing, an “Agent-Related Person”), shall be liable to any existing Lender, any other Lender, the Borrower or any of their respective affiliates, equity holders or debt holders for any losses, costs, damages or liabilities incurred, directly or indirectly, as a result of any Agent-Related Person, or their counsel or other representatives, taking any action in accordance with this Agreement or executing this Agreement.

(c)     By its signature to this document, the parties hereto consent to the assignments, exchanges and refinancings described in this paragraph and the Borrower hereby directs the Administrative Agent to pay the portion of the proceeds of the Term B-2 Loans necessary to pay the consideration for the assignments and exchanges described in this Section directly to the applicable existing Lenders as contemplated herein.

15.     New Lender Joinder. By its execution of this Agreement, each New Lender hereby acknowledges, agrees and confirms that, on and after the Restatement Effective Date:

(a)     it will be deemed to be a party to the Credit Agreement (as modified and supplemented hereby) as a “Lender” for all purposes of the Credit Agreement (as modified and supplemented hereby) and the other Loan Documents, and shall have all of the obligations of, and shall be entitled to the benefits of, a Lender, a Lender holding a Revolving Loan Commitment or a Lender committing to provide, or holding, Term B-2 Loans, as applicable, under the Credit Agreement (as modified and supplemented hereby) as if it had executed the Credit Agreement (as modified and supplemented hereby);

(b)     it will be bound by all of the terms, provisions and conditions contained in the Credit Agreement (as modified and supplemented hereby) and the other Loan Documents;

(c)     it has received a copy of the Credit Agreement (as modified and supplemented hereby), copies of the most recent financial statements delivered pursuant to Section 6.1 or Section 6.2 thereof, as applicable, and such other documents and information as it deems appropriate, independently and without reliance upon the Administrative Agent, the Lead Arrangers, any other Lender or any of their respective Affiliates, to make its own credit analysis and decision to enter into this Amendment and to become a Lender, a Lender holding a Revolving Loan Commitment or a Lender committing to provide, or holding, Term B-2 Loans, as applicable, under the Credit Agreement (as modified and supplemented hereby);

(d)     it will, independently and without reliance upon the Administrative Agent, the Lead Arrangers, any other Lender or any of their respective Affiliates and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon the Credit Agreement (as modified and supplemented hereby), any other Loan Document or any related agreement or any document furnished hereunder or thereunder;

(e)     it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender, a Lender holding a Revolving Loan Commitment or a Lender committing to provide, or holding, Term B-2 Loans, as applicable; and

(f)     it will provide any additional documentation (including, without limitation, any Assignment and Assumption to be executed in connection with this Agreement) to evidence its status as a Lender, a Lender holding a Revolving Loan Commitment or a Lender committing to provide, or holding, Term B-2 Loans, as applicable, as of the Restatement Effective Date or as required to be delivered by it pursuant to the terms of the Credit Agreement (as modified and supplemented hereby).

16.     FATCA. For purposes of determining withholding Taxes imposed under FATCA, from and after the Restatement Effective Date, the Borrower and the Administrative Agent shall treat (and the Lenders hereby authorize the Administrative Agent to treat) the Credit Agreement (as modified and supplemented hereby) as not qualifying as a “grandfathered obligation” within the meaning of Treasury Regulation Section 1.1471-2(b)(2)(i).

17.     Post-Closing Obligation. No later than five (5) Business Days after the Restatement Effective Date (as such date may be extended by the Administrative Agent in its sole discretion), the Borrower shall deliver to the Administrative Agent copies of insurance certificates covering the assets of the Borrower and its Restricted Subsidiaries, and otherwise meeting the requirements of Section 5.5 of the Credit Agreement (as modified and supplemented hereby) (including, without limitation, endorsements naming the Administrative Agent as lender’s loss payee and additional insured, as applicable). The parties hereto acknowledge that the failure to have taken the foregoing action by the date specified above shall constitute an immediate Event of Default.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized officers, all as of the day and year first written above.

BORROWER:	GRAY TELEVISION, INC., as Borrower

	By:	/s/ James C. Ryan
Name: James C. Ryan Title: Executive Vice President and Chief Financial Officer

SUBSIDIARY GUARANTORS:	WVLT-TV, INC.

	By:	/s/ James C. Ryan
Name: James C. Ryan Title: Vice President and Chief Financial Officer

GRAY TELEVISION GROUP, INC.

By:	/s/ James C. Ryan
Name: James C. Ryan Title: Executive Vice President and Chief Financial Officer

GRAY TELEVISION LICENSEE, LLC

By:	/s/ James C. Ryan
Name: James C. Ryan Title: Treasurer

Gray Television, Inc.

Restatement Agreement
Signature Page

ADMINISTRATIVE AGENT:	WELLS FARGO BANK, NATIONAL ASSOCIATION,
as Administrative Agent, Issuing Bank and Swingline Lender

	By:	/s/ Tray Jones
Name: Tray Jones Title: Director

Gray Television, Inc.

Restatement Agreement
Signature Page

LENDERS WITH REVOLVING	WELLS FARGO BANK, NATIONAL ASSOCIATION,
LOAN COMMITMENTS:	as a Lender

	By:	/s/ Tray Jones
Name: Tray Jones Title: Director

Gray Television, Inc.

Restatement Agreement
Signature Page

BANK OF AMERICA, N.A., as a Lender

By:	/s/ Brooke Wiehe
Name: Brooke Wiehe Title: Senior Vice President

Gray Television, Inc.

Restatement Agreement
Signature Page

royal bank of canada, as a Lender

By:	/s/ Kevin Quan
Name: Kevin Quan Title: Authorized Signatory

Gray Television, Inc.

Restatement Agreement
Signature Page

Deutsche Bank AG New York Branch,
as a New Lender

By:	/s/ Marcus Tarkington
Name: Markus Tarkington Title: Director

By:	/s/ Benjamin Souh
Name: Benjamin Souh Title: Vice President

Gray Television, Inc.

Restatement Agreement
Signature Page

Regions Bank as a New Lender

By:	/s/ James L. McGovern
Name: James L. McGovern Title: Managing Director

Gray Television, Inc.

Restatement Agreement
Signature Page

ANNEX A

Amended and Restated Credit Agreement

(See Exhibit 10.2 Amended and Restated Credit Agreement)